Exhibit 10.2

SAFETY-KLEEN EQUITY PLAN

1.                                      Purpose of Plan.  The name of this plan is the Safety-Kleen Equity Plan (the “Plan”).  The Plan was adopted by the Board on August 31, 2004 and amended by the Board on March 21, 2006, December 18, 2008, April 19, 2012 and September 14, 2012.  The purposes of the Plan are to motivate selected individuals to attain exceptional performance and to attract and retain selected individuals with outstanding qualifications.  To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonuses and Other Awards.  It is the intention of the Company that the Plan qualify as a “written compensatory benefit plan” as defined in Rule 701 (“Rule 701”) promulgated under the Securities Act, and the Plan shall be construed and administered so as to comply with such Rule.  Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, it is our intent that each such Award comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.

2.                                      Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below:

(a)                                 “Award” means any award granted under the Plan, including any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus or Other Award.

(b)                                 “Award Agreement” means, with respect to each Award, a written agreement between the Company and a Participant setting forth the terms and conditions of the Award.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Call Right” means the right of the Company to purchase Shares from a Participant that have been acquired hereunder.

(e)                                  “Cause” with respect to any Participant, shall have the definition set forth in any individual employment, severance or other similar agreement between such Participant and the Company or one of its Subsidiaries or, if there is no such agreement or no definition of “cause” in any such agreement, Cause shall mean (unless otherwise determined by the Committee and set forth in an Award Agreement) (i) the willful and continued failure by the Participant to substantially perform his or her duties with the Company (other than any such failure resulting from disability or other causes beyond the Participant’s reasonable control); or (ii) the willful engaging by the Participant in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; or (iii) embezzlement or other fraud committed by the Participant, at his or her direction or with his or her personal knowledge, to the detriment of the Company or its Subsidiaries, as determined by the Board, in its sole discretion; or (iv) the Participant’s conviction, commission, or plea of nolo contendere for any criminal offense or commission by the Participant of any act that the Board, in its sole discretion considers, materially damaging or discrediting to the Company or it Subsidiaries.

(f)                                   “Change in Capitalization” means, unless otherwise determined by the Committee and set forth in an Award Agreement, any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company or its Subsidiaries, issuance of warrants or other rights to purchase Common Stock or other securities of the Company or its Subsidiaries, or other similar corporate transaction or event.

(g)                                  “Change in Control” means (unless otherwise determined by the Committee and set forth in an Award Agreement): (i) the date that any one person, or more than one person acting as a “group” within the meaning of section 409A of the Code, acquires ownership of stock in the Company, SK Holding Company, Inc., or Safety-Kleen Systems, Inc., that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, SK Holding Company, Inc., or Safety-Kleen Systems, Inc.; or (ii) the date that any one person, or more than one person acting as a “group” within the meaning of section 409A of the Code, acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person or persons) assets of the Company, SK Holding Company, Inc., or Safety-Kleen Systems, Inc. that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all the assets of the Company, SK Holding Company, Inc., or Safety-Kleen Systems, Inc., immediately prior to such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  Notwithstanding the foregoing, a Change in Control shall (i) be deemed to have occurred only if the event is also a “change in the ownership” or a “change in the ownership of a substantial portion of the assets” in each case as defined in Treasury Regulation 1.409A-3(i)(5) or successor guidance thereto; and (ii) not be deemed to occur solely (A) as a result of any equity financing of the Company, or the transactions contemplated thereby or executed in connection therewith (including but not limited to preferred stock equity financings with venture capital operating companies); (B) because of any direct or indirect transfer of units or other interests in the Company between Highland Capital Management, L.P. and any of its respective affiliates or their successors or assigns; or (C) solely because Highland Capital Management, L.P., Contrarian Funds, LLC, JP Morgan, or GSC Acquisition Holdings, LLC (a/k/a Black Diamond), individually, or together acting as a group, acquire more than 50% of the total fair market value or total voting power of the stock of the Company (even if such acquisition decreases the percentage of stock of the Company owned by any other stockholder of the Company and would have otherwise been considered a Change in Control).

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(i)                                     “Committee” means any committee or subcommittee the Board may appoint to administer the Plan.  If at any time or to any extent a Committee has not been appointed to administer the Plan, then the authority and functions of the Committee specified in the Plan shall be held and exercised by the Board.  From and after the consummation of a Public Offering, there shall be a Committee to administer the Plan and the Committee shall, unless otherwise determined by the Board, at all times consist solely of persons who are (i)”Nonemployee Directors” as defined in Rule 16b-3 promulgated under the Exchange Act and (ii)”outside directors” as defined in Section 162(m) of the Code.

(j)                                    “Common Stock” means the common stock, par value $1.00 per share, of the Company.

(k)                                 “Company” means Safety-Kleen, Inc., a Delaware corporation (or any successor corporation), formerly known as Safety-Kleen HoldCo., Inc.

(l)                                     “Disability” shall (unless otherwise determined by the Committee and set forth in an Award Agreement) mean the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, unable to engage in any substantial gainful activity or is receiving income replacement benefits under the terms of an accident and health plan covering directors or employees of the Company.

(m)                             “Eligible Recipient” means an officer, director, employee, consultant or advisor of the Company or any of its Subsidiaries.

(n)                                 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(o)                                 “Fair Market Value” as of a particular date shall (unless otherwise determined by the Committee and set forth in an Award Agreement) mean the fair market value of a Share as determined by the Committee in its good faith discretion, taking into account such factors as it deems appropriate, including, without limitation, the requirements of Section 409A of the Code and the regulations issued thereunder; provided that if the Common Stock is admitted to trading on a national securities exchange or over-the-counter quotation system, the Fair Market Value of a Share on any date shall be the closing sale price reported for such Share on such exchange on the last day preceding such date on which a sale was reported (if the Shares admitted to quotation on the Nasdaq System but have not been designated as an NMS security the Fair Market Value of a Share on any date shall be the average of the highest bid and lowest asked prices of such share on such system on the last date preceding such date on which both bid and ask prices were reported).  In determining the Fair Market Value of the Common Stock, the Committee shall be entitled to engage such auditors or other agents as it may determine is necessary or desirable.

(p)                                 “Good Reason” with respect to any Participant, shall have the definition set forth in any individual employment, severance or other similar agreements between such Participant and the Company or one of its Subsidiaries or, if there is no such agreement or no definition of “good reason” in such agreement, then Good Reason means the Participant’s resignation from employment following the occurrence of one or more of the following conditions without the Participant’s consent: (i) a material diminution in the Participant’s title, authority, duties, or responsibilities; (ii) a material diminution in the Participant’s base pay or target bonus opportunity (and any such diminution that constitutes Good Reason shall not be taken into account in calculating your Severance Payments); or (iii) a requirement that the Participant relocate to a geographic area that is more than fifty (50) miles from Plano, Texas.  A termination of employment for any of the foregoing events or conditions shall not be considered a termination for Good Reason unless such event or condition continues beyond thirty (30) days without cure after the Participant has provided the Company with written notice that he or she believes in good faith that such condition giving rise to such claim of Good Reason has occurred, so long as such notice is provided within sixty (60) days after the Participant first had actual knowledge of the existence of such condition.

(q)                                 “Option” means an option to acquire Shares granted pursuant to Section 7.  Options granted pursuant to the Plan will not constitute “incentive stock options” under the Code.

(r)                                    “Other Award” means an Award granted pursuant to Section 10.

(s)                                   “Participant” means any Eligible Recipient selected by the Committee to receive an Award.

(t)                                    “Performance Goals” means one or more of the following pre-established criteria, determined in accordance with generally accepted accounting principles, where applicable:  (i) net earnings; (ii) earnings per Share; (iii) net sales growth; (iv) net income (before taxes); (v) net operating profit; (vi) return measures (including, but not limited to, return on assets, capital, equity or sales); (vii) cash flow (including, but not limited to, operating cash flow and free cash flow); (viii) earnings before or after taxes, interest, depreciation, and/or amortization; (ix) productivity ratios; (x) Share price (including, but not limited to, growth measures and total stockholder return); (xi) expense targets; (xii) operating efficiency; (xiii) working capital targets; (xiv) any combination of, or a specified increase in, any of the foregoing; or (xv) the formation of joint ventures, or the completion of other corporate transactions.  Without limiting the generality of the foregoing, the Committee shall have the authority to make equitable adjustments in the Performance Goals in recognition of unusual or non-recurring events affecting the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(u)                                 “Public Offering” shall have the meaning set forth in the Stockholders’ Agreement.

(v)                                 “Restricted Stock” means Shares granted pursuant to Section 8 that are subject to certain transfer and forfeiture restrictions.

(w)                               “Restricted Stock Unit” means a unit granted pursuant to Section 8 that represents the right to receive the Fair Market Value of one Share, which is subject to certain transfer and forfeiture restrictions.

(x)                                 “Securities Act” means the Securities Act of 1933, as amended.

(y)                                 “Shares” means shares of Common Stock and any successor security.

(z)                                  “Stockholders Agreement” means the Stockholders’ Agreement by and among Safety-Kleen HoldCo., Inc., SK Holding Company, Inc. and the stockholders party thereto, dated December 24, 2003, as amended from time to time.

(aa)                          “Stock Appreciation Right” means an Award granted pursuant to Section 7 that represents the right to receive, upon exercise, an amount equal to the excess, if any, of the Fair Market Value, as of the date of exercise, of each Share with respect to which the Award is exercised, over the exercise price of each such Share specified in the Award Agreement for such Stock Appreciation Right.

(bb)                          “Stock Bonus” means an Award granted pursuant to Section 9 consisting of unrestricted Shares.

(cc)                            “Subsidiary” shall mean a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

(dd)                          “Valuation” means a valuation of the Shares by the Committee conducted pursuant to Section 16.

3.                                      Administration.

(a)                                 The Committee shall administer the Plan.  Pursuant to the terms of the Plan, the Committee shall have the power, authority and discretion, without limitation:

(i)                                     to select those Eligible Recipients who shall be Participants;

(ii)                                  to determine whether and to what extent Awards are to be granted to Participants;

(iii)                               to determine the number of Shares to be covered by each Award;

(iv)                              to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award;

(v)                                 to determine whether an Award Agreement is to be modified, amended, extended, renewed or cancelled, and whether a substitute Award is to be granted in consideration of the cancellation of an Award;

(vi)                              to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and Awards as it shall from time to time deem advisable; and

(vii)                           to interpret the terms and provisions of the Plan and any Award and Award Agreement, and to otherwise supervise or take any action it may deem necessary or appropriate for the administration of the Plan.

(b)                                 The Committee may, in its absolute discretion, without amendment to the Plan, accelerate the lapse of restrictions, or waive any condition imposed hereunder or otherwise adjust any of the terms applicable to any Award;  provided that no action under this Section 3(b) shall materially and adversely affect any outstanding Award without the consent of the holder thereof.  All decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, the Participants and any other holder of an Award or any Shares acquired pursuant to an Award.  All members of the Board or the Committee and each and any officer or employee of the Company and its Subsidiaries acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any action, determination or interpretation taken or made with respect to the Plan.

4.                                      Shares Reserved for Issuance Under the Plan.  The total number of Shares of Common Stock reserved and available for issuance under the Plan shall be 11,085,000.  Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury shares.  To the extent that an Award expires or is forfeited or otherwise cancelled or terminated, the Shares subject to such Award shall again be available for issuance in connection with future Awards granted under the Plan, to the extent such availability is consistent with applicable law and regulatory requirements.  From and after the date that the Plan is intended to comply with the requirements of Section 162(m) of the Code, the aggregate number of Shares with respect to which Awards may be granted to any individual Participant during any fiscal year shall not exceed 1,000,000.

5.                                      Adjustments.  In the event that the Committee determines that a Change in Capitalization affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in good faith and in such manner as it may deem appropriate and equitable, adjust the number and kind of Shares or other securities reserved for Awards, the individual limit set forth in Section 4, the number and kind of Shares or other securities or property subject to outstanding Awards and the exercise, be or purchase price, as appropriate, of such Awards, or, if deemed appropriate, make provision for a payment in cash or other property to the holder of an outstanding Award in cancellation thereof and, in addition, may make any other adjustments to the terms and conditions of Awards as it shall determine in its discretion to be appropriate.  Fractional Shares shall not be issued pursuant to the Plan, and may be paid in cash if the Committee determines such payment to be appropriate.  Notwithstanding the foregoing, no such adjustment shall cause any Award hereunder that is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.  The provisions of the Plan or any Award shall not affect in any way the right of the Company to engage in any corporate transaction, including but not limited to a transaction resulting in a Change in Capitalization.

6.                                      Eligibility.  The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among Eligible Recipients who, in the Committee’s judgment, are in positions of responsibility and whose performance and business decisions may have a significant positive effect on the performance of the Company and its Subsidiaries.  The Committee shall have the authority to grant to any Eligible Recipient any type of Award permissible under the Plan.

7.                                      Options; Stock Appreciation Rights.

(a)                                 General.  Options and Stock Appreciation Rights may be granted alone or in addition to other Awards granted under the Plan.  The provisions of each Option or Stock Appreciation Right need not be the same with respect to each Participant.  A Participant who is granted an Option or Stock Appreciation Right shall enter into or receive an Award Agreement with the Company, in such form as the Committee shall determine.  Stock Appreciation Rights may be settled in Shares or cash or a combination of Shares and cash to the extent that such settlement does not violate Section 409A of the Code, as determined by the Committee in its sole discretion at the time the Stock Appreciation Right is granted.  Options and Stock Appreciation Rights granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall determine.

(b)                                 Exercise Price.  The per share exercise price of Shares purchasable under an Option or with respect to which an Stock Appreciation Right may be settled shall be determined by the Committee in its sole discretion and may be less than, equal to or greater than the Fair Market Value of the Shares at the time of grant.

(c)                                  Option Term.  The term of each Option and Stock Appreciation Right shall be fixed by the Committee and set forth in the Award Agreement, but no Option or Stock Appreciation Right shall be exercisable more than ten years after the date such Option or Stock Appreciation Right is granted.  To the extent a nonqualified stock option is granted with a per share exercise price that is less than the fair market value of a share of Common Stock on the date of grant, notwithstanding any other provision in this Plan to the contrary, such stock option shall expire on the 15th day of the 3rd month of the year following the year in which such stock option vests.  To the extent a Stock Appreciation Right is granted with a per share exercise price for settlement that is less than the fair market value of a share of Common Stock on the date of grant, notwithstanding any other provision in this Plan to the contrary, such Stock Appreciation Right shall expire on the 15th day of the 3rd month of the year following the year in which such Stock Appreciation Right vests.

(d)                                 Vesting and Exercisability.  An Option or Stock Appreciation Right shall be vested and exercisable at such time or times and subject to such terms and conditions, including the attainment of preestablished Performance Goals (if any), as shall be determined by the Committee and set forth in the Award Agreement evidencing such Option or Stock Appreciation Right.  Following its having become vested and exercisable, an Option or Stock Appreciation Right shall be exercisable until the expiration of its term (as may be earlier terminated as provided in the Plan and the applicable Award Agreement).

(e)                                  Stock Certificates.  If the Committee determines that any Participant who is granted an Option shall be issued a stock certificate in respect of Shares acquired pursuant to such Option, such certificate shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award (including the legend required by the Stockholders Agreement).  The Committee may require that the stock certificates acquired with respect to Options granted hereunder be held in the custody of the Company or represented in book entry form until the restrictions thereon shall have lapsed, and may also require that, as a condition of any Option, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares acquired pursuant to such Award.  No stock certificates shall be issued pursuant to an Option unless and until such Award is settled in whole or in part in Shares.

(f)                                   Method of Exercise.  An Option or Stock Appreciation Right may be exercised in whole or in part by giving written notice of exercise to the Company, specifying the number of Shares with respect to which the Award is being exercised, accompanied, in the case of an Option, by payment in full of the aggregate exercise price of the Shares to be purchased according to any method set forth in Section 15.

8.                                      Restricted Stock; Restricted Stock Units.

(a)                                 General.  Awards of Restricted Stock or Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan and shall be evidenced by an Award Agreement in such form as the Committee shall determine.  Restricted Stock Units may be payable in Shares or cash or a combination of Shares and cash, as determined by the Committee in its discretion and set forth in the Award Agreement.

(b)                                 Stock Certificates.  If the Committee determines that any Participant who is granted an award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, such certificate shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award (including the legend required by the Stockholders Agreement).  The Committee may require that the stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company or represented in book entry form until the restrictions thereon shall have lapsed, and may also require that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award.  No stock certificates shall be issued pursuant to an Award of Restricted Stock Units unless and until such Award is settled in whole or in part in Shares.

(c)                                  Restrictions on Transfer.  Awards of Restricted Stock and Restricted Stock Units shall be subject to the restrictions on transferability set forth in this Section 8(c).  During such period as may be set by the Committee in the Award Agreement (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, hypothecate or assign shares of Restricted Stock or Restricted Stock Units except by will or the laws of descent and distribution.  The Committee may also impose at the time an Award is made such other restrictions and conditions, including the achievement of preestablished Performance Goals, on an Award of Restricted Stock or Restricted Stock Units as it deems appropriate (such restrictions and conditions to be set forth in the applicable Award Agreement).  In no event shall stock certificates with respect to all or any portion of an Award of Restricted Stock or Restricted Stock Units be issued prior to the satisfaction by the Participant of any liability to the Company arising under Section 19.  Any attempt to dispose of Restricted Stock or Restricted Stock Units in contravention of any such restrictions shall be null and void and without effect.

(d)                                 Rights as a Stockholder.  Except as provided in Section 8(c), the holder of an Award of Restricted Stock shall possess all incidents of ownership with respect to such Shares of Restricted Stock during the Restricted Period;  provided, however, that during the Restricted Period with respect to an Award of Restricted Stock, any dividends or distributions payable with respect to such Shares shall be accumulated and deferred until the Restricted Period expires, at which time the Company shall promptly distribute to the Participant all dividends and distributions accrued during the Restricted Period.

(e)                                  Vesting of Restricted Stock and Restricted Stock Units.  When the restrictions to which any portion of an Award of Restricted Stock or Restricted Stock Units payable in Shares lapse, the Company shall, subject to Section 20(a), issue to the holder thereof a stock certificate, which certificate may nevertheless bear any legend deemed appropriate by the Committee including the legend required by the Stockholders Agreement).

9.                                      Stock Bonuses.  In the event that the Committee grants a Stock Bonus, a certificate for the shares of Common Stock comprising such Stock Bonus shall be issued or recorded in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable, which certificate may nevertheless bear any legend deemed appropriate by the Committee (including the legend required by the Stockholders Agreement).

10.                               Other Awards.  Other Awards valued in whole or in part by reference to, or otherwise based on Common Stock may be granted either alone or in addition to other Awards under the Plan.  Subject to the provisions or the Plan, the Committee shall have sole and complete authority to determine the Eligible Recipients to whom and the time or times at which such Other Awards shall be granted, the number of Shares to be granted pursuant to such Other Awards and all other conditions of such Other Awards, including whether the vesting of such Other Awards shall be subject to the attainment of preestablished Performance Goals (if any).

11.                               Deferral of Awards.  The Committee may (in its sole discretion) permit a Participant to:  (i) have cash that otherwise would be paid to such Participant as a result of the exercise of an Stock Appreciation Right or the settlement of an Award payable in cash credited to a deferred compensation account established for such Participant as an entry on the Company’s books; (ii) have Shares that otherwise would be delivered to such Participant as a result of the vesting of Restricted Stock or Restricted Stock Units or the exercise of an Option or a Stock Appreciation Right converted into an equal number of units denominated in Shares credited to a deferred compensation account established for such Participant as an entry on the Company’s books; or (iii) have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or Stock Appreciation Right, the vesting of Restricted Stock or Restricted Stock Units or the settlement of an Award converted into amounts credited to a deferred compensation account established for such Participant as an entry on the Company’s books, provided that such deferral complies with the requirements of Section 409A of the Code.  A deferred compensation account established under this Section 11 may be credited with interest or other forms of investment return as determined by the Committee.  A Participant for whom such an account is established shall have no rights other than those of a general, unsecured creditor of the Company.  Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company.  If the deferral or conversion of awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 11.

12.                               Nontransferability of Awards.  Except as otherwise set forth in an Award Agreement, a Participant shall not be permitted to sell, transfer, pledge or assign any Award other than by will and the laws of descent and distribution and any Option or Stock Appreciation

Right shall be exercisable during the Participant’s lifetime only by the Participant.  Any attempt to dispose of an Award in contravention of these restrictions shall be null and void and without effect.

13.                               Change in Control.  Upon the occurrence of a Change in Control, the Committee shall, in good faith, make such adjustments to Awards granted hereunder as it deems equitable and necessary or appropriate, including, without limitation, (a) causing Awards to be converted into similar or replacement awards of the acquiror or successor entity having substantially similar economic value and terms and conditions, (b) causing the vesting and/or exercisability of Awards granted hereunder to be fully or partially accelerated and/or (c) providing Participants with a reasonable period of time prior to the Change in Control during which outstanding Awards (whether or not otherwise vested and exercisable) may be exercised and, to the extent that such Awards then remain unexercised, providing that such Awards terminate.  Notwithstanding the foregoing, the Committee May set forth a different Change in Control treatment in an Award Agreement.

14.                               Termination of Employment or Service.  If a Participant’s employment with or service as an employee, director, consultant or advisor to the Company and its Subsidiaries terminates, except as otherwise set forth in an Award Agreement or as otherwise determined by the Committee, all outstanding Awards held by such Participant shall immediately terminate and be forfeited and any price that may have been paid by the Participant to the Company with respect to such Awards shall be refunded.  For purposes of this Section 14, the employment or service relationship shall be treated as continuing intact while the Participant is an active employee of, or providing services to, the Company or any of its Subsidiaries or is on military leave, sick leave or other bona fide leave of absence, as determined by the Committee in its good faith discretion.

15.                               Payment for Shares by Participant.  Payment for Shares acquired pursuant to the Plan may be made in cash (in U.S. dollars) or, where expressly approved by the Committee or set forth in an Award Agreement and where permitted by law:

(a)                                 by check;

(b)                                 by cancellation of indebtedness of the Company to the Participant;

(c)                                  by the surrender of Shares; provided, that Share so surrendered must have either been acquired other than pursuant to an Award or, if acquired pursuant to an Award, must have been held free of restrictions for at least six months;

(d)                                 by waiver of compensation due or accrued the Participant for services rendered;

(e)                                  pursuant to a broker exercise procedure approved by the Committee; or

(f)                                   a combination of the above.

16.                               Call Rights; Valuations.  Prior to a Public Offering, the Committee may provide in an Award Agreement, for such Call Rights, if any, as it deems appropriate or desirable.  In connection with the purchases of Shares by the Company contemplated by such Call Rights, the Board may conduct Valuations, which may be used to establish the Fair Market Value of such Shares for purposes of such Company purchases.  Any Call Rights imposed pursuant to this Section 16 and the valuation obligations of the Board shall be of no further force and effect following a Public Offering.  The Committee may also, in its discretion, permit Participants to sell Shares acquired pursuant to the Plan to the Company at Fair Market Value, it being understood that, unless otherwise determined by the Committee and set forth in an Award Agreement, no Participant shall have the right to compel the Company to purchase such Shares.

17.                               Amendment and Termination.  The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent.  Unless the Board determines otherwise, the Board shall obtain approval of the Company’s stockholders for any amendment that would require such approval in order to satisfy the requirements of section 162(m) or 422 of the Code, stock exchange rules or other applicable law.  If any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Committee reserves the right to (but is not obligated to) amend, modify, or supplement such Award in order to cause it to either not be subject to Section 409A of the Code or to comply with the applicable provisions of Section 409A of the Code.  The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5, no such amendment shall impair the rights of any Participant without his or her consent.

18.                               Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.

19.                               Tax Matters.  Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.  Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto prior to the delivery of such Shares.  The Committee may also, in its discretion and consistent with applicable law, permit Participants to enter into deferral agreements with the Company with respect to Restricted Stock Units or other Awards granted hereunder, under such terms and conditions as the Committee determines to be appropriate.

20.                               General Provisions.

(a)                                 Shares shall not be issued pursuant to the grant, vesting or exercise of any Award granted hereunder unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Company intends, but shall not be required to, file a registration statement on Form S-8 with respect to Shares issued under the Plan, such filing to occur following a Public Offering.  The Committee may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.  The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.  All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock may then be listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.  It shall be a condition to the delivery of Shares with respect to an Award, the Participant to execute the Stockholders Agreement, with such changes as the Committee shall in good faith determine to be appropriate.

(b)                                 Subject to the provisions of Section 8(d) or the applicable Award Agreement, no Participant or holder of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such individual has become the holder of such Shares.

(c)                                  Nothing contained in the Plan shall prevent the Board from adopting ether or additional compensation arrangements, subject to stockholder approval, if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.  Neither the adoption of the Plan nor the grant of an Award under the Plan shall confer upon any Eligible Recipient or Participant any right to continued employment or service with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or service of any of its Eligible Recipients at any time.

(d)                                 In connection with any Public Offering for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), each Participant agrees, as a condition to the receipt of Awards hereunder, that the Participant shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract or the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired pursuant to the Plan without the prior written consent of the Company or its underwriters, as the case may be.  In connection with the foregoing, the Participant agrees to execute a customary lock-up agreement, if requested to do so by the Company or its underwriters.  The restrictions referenced in this Section 20(d) shall not arise or be in effect prior to the date a request is received from the Company or its underwriters.

(e)                                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

(f)                                   To the extent applicable, it is intended that the Plan comply with the provisions of Section 409A.  This Plan will be administered and interpreted in a manner consistent with this intent, and any provision that would cause this Plan or any agreement hereunder to fail to satisfy Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Section 409A).  Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, each Participant shall not be considered to have terminated employment with the Company for purposes of this Plan or any agreement hereunder and no payments shall be due to any Participant under this Plan or any agreement hereunder that are payable upon the Participant’s termination of employment until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A.  To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following the Participant’s termination of employment shall instead be paid on the first business day after the date that is six months following the Participant’s termination of employment.  In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to any Participant pursuant to this Plan shall be construed as a separate identified payment for purposes of Section 409A.

21.                               Effective Date and Term of Plan.  The Plan shall be effective as of August 31, 2004 (the “Effective Date”) and amended as of March 21, 2006, December 18, 2008, April 19, 2012 and September 14, 2012.  No Award shall be granted pursuant to the Plan on or after the twentieth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.  Notwithstanding any other provision of the Plan, any Award granted to a Participant prior to the date on which the stockholders of the Company approve the Plan shall be conditioned upon and subject to such stockholder approval to the extent required by applicable law.